Exhibit 99.1

CONSENT OF WELLS FARGO SECURITIES, LLC

Vanguard Natural Resources, LLC

5847 San Felipe

Suite 3000

Houston, TX 77057

Attention: Board of Directors

RE:	Joint Proxy Statement of Vanguard Natural Resources, LLC (“Vanguard”) and Eagle Rock Energy Partners, L.P. (“Eagle Rock”) / Prospectus of Vanguard (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 5 to the Registration Statement on Form S-4 of Vanguard (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 21, 2015, to the Board of Directors of Vanguard as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 5 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of the Financial Advisor to Vanguard,” “THE MERGER—Background of Merger,” “THE MERGER—Vanguard’s Reasons for the Merger; Recommendation of Vanguard’s Board of Directors,” and “THE MERGER—Opinion of the Financial Advisor to Vanguard.” The foregoing consent applies only to Amendment No. 5 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: August 31, 2015

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC